UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 13, 2012

______________

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PHOTOTRON HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
717 E. Gardena Blvd. Gardena, California 90248 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 13, 2012, Phototron Holdings, Inc., a Delaware corporation (the “Company”), entered into a Letter of Intent (the “LOI”) to acquire substantially all of the assets of Greners.com (“Greners”). Greners is a leading gardening website that sells a wide range of garden products.

Under the transactions contemplated by the LOI, the Company would purchase substantially all of the assets of Greners for cash and a note. The completion of the acquisition would be subject to certain conditions to closing, including, but not limited to, the negotiation and execution of an asset purchase agreement and the approval by the Board, Greners’ board of directors and the Greners stockholders.

Subject to the satisfaction of the above conditions and other customary conditions, the asset purchase agreement is presently expected to be entered into by April 30, 2012. However, there can be no assurances that the asset purchase agreement will be completed.

A copy of the press release relating to the Letter of Intent is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: April 17, 2012 By: /s/ Sterling Scott

Sterling Scott

Chief Executive Officer